Exhibit 99.1

NRG Energy, Inc. Appoints Gerald Luterman to its Board of Directors

PRINCETON, NJ; April 27, 2009—NRG Energy, Inc. (NYSE: NRG) has appointed Gerald Luterman, the former Executive Vice President and Chief Financial Officer of KeySpan Corporation, to NRG’s Board of Directors. Mr. Luterman oversaw financial operations at KeySpan, one of the largest gas distribution and integrated energy companies in the U.S., for eight years before it merged with National Grid in 2007.

“With his executive experience within the energy sector and his insights into accounting and finance and other industry matters, Gerald will be a great asset to our Board,” said Howard Cosgrove, Chairman of the NRG Board. “The NRG Board is comprised of directors with diverse backgrounds and highly useful experience in and around the electricity industry, and Gerald, with his financial expertise and his power experience, will be a very valuable addition to the Board.”

Prior to KeySpan, Mr. Luterman served as Senior Vice President and CFO with Arrow Electronics, and also has held senior level financial positions with American Express, Emerson Electric and Booz-Allen & Hamilton. He is a director of Ramsey Industries, U.S. Shipping Partners and Lutheran Medical Center. Born and raised in Montreal, Canada, Mr. Luterman is a qualified Canadian Chartered Accountant. He graduated from McGill University in Montreal, earning a Bachelor of Commerce degree, and received a Master of Business Administration from the Harvard Business School.

In its preliminary proxy statement, Exelon (NYSE: EXC) has proposed to expand the size of the NRG Board of Directors to up to 19 directors—four of its nominees to replace four of NRG’s incumbent Board members currently up for re-election at NRG’s annual meeting, and five nominees for its proposed expansion slate. On March 26, NRG called upon Exelon to withdraw its proposal to expand the Board in order to reduce the risk of an unintended acceleration of approximately $8 billion of NRG’s existing debt. Exelon has not taken any steps to comply with that request. NRG, however, has now added two new independent directors to its Board, expanding it from 12 to 14 members, 13 of whom are non-management.

NRG Energy, Inc., a Fortune 500 company, owns and operates one of the country’s largest and most diverse power generation portfolios. NRG’s 48 plants provide approximately 24,000 megawatts of generation capacity—enough to power nearly 20 million homes. In November 2007, NRG won two of the industry’s highest honors—Platts Industry Leadership and Energy Company of the Year awards. Headquartered in Princeton, NJ, NRG is a member of the U.S. Climate Action Partnership (USCAP), a group of business and environmental organizations calling for mandatory legislation to reduce greenhouse gas emissions. More information is available at www.nrgenergy.com.

Important Information
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of proxy of any stockholder of NRG Energy, Inc. (“NRG”). NRG filed a preliminary proxy statement on Schedule 14A with the Securities and Exchange Commission (the “SEC”) on April 2, 2009 in connection with its 2009 Annual Meeting of Stockholders (the “2009 Annual Meeting”). Prior to the 2009
Annual Meeting, NRG will furnish a definitive proxy statement to its stockholders, together with a WHITE proxy card. INVESTORS AND STOCKHOLDERS OF NRG ARE URGED TO READ THE PROXY STATEMENT FOR THE 2009 ANNUAL MEETING IN ITS ENTIRETY BECAUSE IT CONTAINS IMPORTANT INFORMATION.

In response to the exchange offer proposed by Exelon Corporation referred to in this news release, NRG has filed with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9. STOCKHOLDERS OF NRG ARE ADVISED TO READ NRG’S SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 IN ITS ENTIRETY BECAUSE IT CONTAINS IMPORTANT INFORMATION.

Investors and stockholders will be able to obtain free copies of NRG’s preliminary proxy statement, the Solicitation/Recommendation Statement on Schedule 14D-9, any amendments or supplements to the proxy statement and/or the Schedule 14D-9, any other documents filed by NRG in connection with the 2009 Annual Meeting and/or the exchange offer by Exelon Corporation, and other documents filed with the SEC by NRG at the SEC’s website at www.sec.gov. Free copies of the definitive proxy statement, the Solicitation/Recommendation Statement on Schedule 14D-9, and any amendments and supplements to these documents can also be obtained by directing a request to Investor Relations Department, NRG Energy, Inc., 211 Carnegie Center, Princeton, New Jersey 08540.
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NRG and its directors and executive officers will be deemed to be participants in the solicitation of proxies in connection with its 2009 Annual Meeting. Detailed information regarding the names, affiliations and interests of NRG’s directors and executive officers is available in the preliminary proxy statement for the 2009 Annual
Meeting, which was filed with the SEC on April 2, 2008.

Forward-Looking Statements
This communication contains forward-looking statements that may state NRG’s or its management’s intentions, hopes, beliefs, expectations or predictions for the future. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, and typically can be identified by the use of words such as “will,” “expect,” “estimate,” “anticipate,” “forecast,” “plan,” “believe” and similar terms. Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, risks and uncertainties related to the capital markets generally.

The foregoing review of factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included herein should be considered in connection with information regarding risks and uncertainties that may affect NRG’s future results included in NRG’s filings with the SEC at www.sec.gov. Statements made in connection with the exchange offer are not subject to the safe harbor protections provided to forward-looking statements under the Private Securities Litigation Reform Act of 1995.

Contacts:

Media:	Investors:
Meredith Moore 609.524.4522	Nahla Azmy 609.524.4526
Lori Neuman 609.524.4525	Dave Klein 609.524.4527
Dave Knox 713.795.6106 (Texas and Louisiana)	Erin Gilli 609.524.4528